EXHIBIT 23 - CONSENT OF SPROUSE & WINN, LLP CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS As independent public accountants, we hereby consent to the use of our reports (and to all references to our firm) included and/or made a part of this registration statement. SPROUSE & WINN, LLP Austin, Texas _________________________ ______________, 2001